SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2003

CORINTHIAN COLLEGES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25283	33-0717312
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana,	92707
California (Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 427-3000

N/A
(Former name or former address, if changed since last report)

Item 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE
Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
Exhibit 2.1
Exhibit 2.2
Exhibit 2.3
Exhibit 99.1

Item 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

     On June 24, 2003, Corinthian Colleges, Inc. (the “Company”) announced that it had signed agreements with Toronto-based CDI Education Corporation (“CDI”) and its majority stockholders pursuant to which the Company will acquire all of CDI’s outstanding shares by means of a tender offer in Canada.

     Under terms of the agreement, CDI shareholders will be offered C$4.33 or approximately US$3.19 (exchange rate as of June 23, 2003) in cash per share of CDI stock. Based on CDI’s balance sheet as of March 31, 2003, the transaction enterprise value reflected by the offer is approximately C$50 million or approximately US$37 million (exchange rate as of June 23, 2003) including the assumption of debt. The Company expects to fund the transaction with available cash and borrowings from its previously announced $100 million credit facility. The transaction is expected to close during the Company’s fiscal 2004 first quarter ending September 30, 2003, and is subject to regulatory approvals and other conditions to closing, including, without limitation, there being tendered no less than 66 2/3% of CDI’s common shares on a fully diluted basis.

     Bruce McKelvey, CDI chairman, chief executive officer and majority shareholder, and other CDI shareholders, including certain members of management, have agreed to irrevocably tender their shares to the Company offer pursuant to the terms of certain lock-up agreements between such persons, their affiliated entities, and the Company. Such persons collectively own approximately 67% of CDI stock and in-the-money options. The Board of Directors of CDI, upon the recommendation of a special committee established to review the offer, has recommended that shareholders accept the Company offer. The offer and the directors’ recommendation are expected to be mailed to CDI shareholders within the next several weeks.

     For information regarding the terms and conditions of the acquisition of CDI, including the conditions to the completion of the acquisition, reference is made to the support agreement, the lock-up agreement with the majority shareholder and his affiliated entities, and the indemnity agreement with the majority shareholder and his affiliated entities, which are filed herewith as Exhibits 2.1, 2.2 and 2.3, respectively, and incorporated by reference herein, and the press release issued by the Company on June 24, 2003, which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  The exhibits to this report are listed in the Exhibit Index set forth elsewhere herein.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORINTHIAN COLLEGES, INC.

	By:	/s/ DENNIS N. BEAL

Dennis N. Beal,
Executive Vice President and
Chief Financial Officer
Date: July 2, 2003

EXHIBIT INDEX

Exhibit No.	Description

2.1	Support Agreement, dated as of June 23, 2003, by and among Corinthian Colleges, Inc., Corinthian Canada Acquisition Inc. and CDI Education Corporation.

2.2*	Lock-up Agreement by and among Corinthian Colleges, Inc., Corinthian Canada Acquisition Inc., 1234512 Ontario Inc., 2020584 Ontario Limited and Bruce McKelvey, excluding certain of the schedules thereto.

2.3*	Indemnity Agreement, dated as of June 23, 2003, by and among A. Bruce McKelvey, 1234512 Ontario Inc., Golconda Inc., CDI Education Corporation, Corinthian Colleges, Inc. and Corinthian Canada Acquisition Inc., excluding the schedule thereto.

99.1	Text of press release of Corinthian Colleges, Inc. issued June 24, 2003.

*  Certain of the schedules to these agreements have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule.